Financial News Release

ADVANCED ENERGY TO ACQUIRE ARTESYN EMBEDDED POWER

•	Creates a $1.3 billion premier power conversion company with global presence and scale across critical technologies and markets.

•	Expands AE’s addressable market by 3x through the addition of new growth verticals.

•	Targets annualized synergies of over $20 million in 18-24 months and over $40 million long-term.

•	Expected to be immediately accretive to non-GAAP EPS and to accelerate projected earnings growth.

Fort Collins, Colo., May 15, 2019 - Advanced Energy Industries, Inc. (Nasdaq: AEIS), a global leader in highly engineered, precision power conversion, measurement and control solutions, today announced that it has entered into a definitive agreement to acquire the Embedded Power business of Artesyn Embedded Technologies, Inc. (Artesyn EP) from Platinum Equity. The total consideration for this transaction will be approximately $400 million.
Artesyn EP is one of the world’s largest providers of highly engineered, application-specific power supplies for demanding applications. As a trusted technology partner to original equipment manufacturers (OEMs), it serves multiple attractive growth markets, including hyperscale data centers, telecom infrastructure in next generation 5G networks, embedded industrial power applications and medical power for diagnostic and treatment applications.
“We are excited by this highly strategic acquisition of Artesyn EP, transforming Advanced Energy into a highly diversified, pure-play power house with a global platform for accelerated earnings growth,” said Yuval Wasserman, president and CEO of Advanced Energy.
Compelling Strategic Benefits:

•	Creates a premier global power conversion company with enabling critical power technologies and over $1.3 billion in annual revenue, based on 2018 combined historical results.

•	Triples AE’s addressable market to $7.5 billion by adding new attractive growth verticals in hyperscale data center, 5G wireless, industrial and medical technologies.

•	Strong strategic fit with complementary technologies, product portfolios and core competencies in highly-engineered, application-specific power solutions for key OEMs in demanding applications.

•	Broadens and diversifies Advanced Energy into multiple, stable growth verticals and customers.

•
Accelerates earnings growth with over $20 million of expected annualized synergies, driving projected earnings accretion of over $0.80 per share in 18-24 months and targeting to reach long-term accretion of over $1.50 per share, on a non-GAAP basis.

•
Creates significant financial value with a purchase price of approximately 5x synergy-adjusted EBITDA, with a path to future margin expansion, additional cost savings and de-levering to create long-term shareholder value.

“Artesyn EP fits perfectly into our diversification strategy by adding a broad set of new growth verticals, industry-leading power technologies, deep customer relationships and a world-class team. AE’s semiconductor customers will also benefit from the expanded capabilities, broadened product offerings and increased stability and scale. With the anticipated immediate accretion and future synergies of this acquisition, we are positioning AE for accelerated profitable and sustainable growth,” added Wasserman.

“We believe our Embedded Power business will substantially benefit from the combination with Advanced Energy,” said Jay Geldmacher, CEO of Artesyn Embedded Technologies. “Together with AE, we form a consolidated platform with a synergistic and complementary product portfolio, which expands our industrial business into semiconductor markets and provides our existing customers access to new technologies. Our combined core competencies, innovation and operational infrastructure can generate profitable growth, creating value for all stakeholders.”
Terms of Agreements
Under the terms of the Share Purchase Agreement, based on a total base purchase price of $400 million, Advanced Energy will pay approximately $364 million in cash and assume approximately $36 million of liabilities for Artesyn EP, subject to final adjustments to the valuation of such liabilities and adjustments to reflect working capital as of the closing. AE expects to finance the transaction through a combination of existing cash and $350 million of debt supported by commitments from its lenders.
The transaction only involves Artesyn’s Embedded Power business, which includes the Artesyn and Astec brands. Artesyn’s Embedded Computing and Consumer Products businesses are not included in this transaction. Artesyn EP is a leading global supplier and manufacturer of highly engineered power conversion products, including AC-DC power supplies, DC input devices and board mounted DC-DC modules. The Artesyn and Astec brands are well-known as two of the world’s leading brands in power conversion products.
Timing and Approvals
The transaction has been approved by the Board of Directors of Advanced Energy. The transaction, which is expected to close during the second half of 2019, is subject to the satisfaction of customary closing conditions, including receipt of international regulatory approvals and completion of certain carve out activities involving Artesyn’s Embedded Computing and Consumer Products businesses.
Advisors
Advanced Energy is advised in the transaction by Evercore as exclusive financial advisor and Foley & Lardner LLP as legal counsel. JP Morgan is serving as primary financial advisor to Artesyn. Morgan Stanley is also providing financial advisory services to Artesyn on the transaction. Morgan, Lewis & Bockius LLP and Baker & McKenzie LLP are serving as legal counsel to Artesyn. The transaction will be supported by committed financing led by Bank of America, HSBC USA, Bank of the West BNP Paribas and Citibank.
Conference Call and Webcast Information
Management will host a conference call on Wednesday, May 15, 2019 at 8:00 a.m. Eastern Time. Additional information regarding the financial performance of Artesyn EP and forward-looking expectations will be provided during this call. Domestic callers may access this conference call by dialing (855) 232-8958. International callers may access the call by dialing +1 (315) 625-6980. Participants will need to provide the operator with the Conference ID Number 5476057, which has been reserved for this call. A webcast will be available on the company’s Investor Relations web page at ir.advanced-energy.com.
About Advanced Energy
Advanced Energy (Nasdaq: AEIS) is a global leader in the design and manufacturing of highly engineered, precision power conversion, measurement and control solutions for mission-critical applications and processes. AE’s power solutions enable customer innovation in complex semiconductor and industrial manufacturing applications. With engineering know-how and responsive service and support around the globe, the company builds collaborative partnerships to meet technology advances, propel growth for its customers and innovate the future of power. Advanced Energy has devoted more than three decades to perfecting power for its global customers and is headquartered in Fort Collins, Colorado, USA. For more information, visit www.advancedenergy.com.
Advanced Energy | Precision. Power. Performance.
About Artesyn’s Embedded Power business
Artesyn's Embedded Power business is one of the world's largest and most successful power supply companies. The company's extensive standard AC-DC product portfolio covers a power range of 3 watts to 24 kilowatts and includes a wide range of configurations and customizable solutions. Widely acknowledged as an industry leader in distributed power applications, Artesyn produces an exceptionally wide range of DC-DC power conversion products. Headquartered in Tempe, Arizona, Artesyn’s Embedded Power business has approximately 9,500 employees across multiple engineering design centers, manufacturing facilities, and global sales and support offices worldwide. For more information, visit www.artesyn.com/power.

For more information, contact:
Brian Smith
Advanced Energy
(970) 407-6555
brian.smith@aei.com
Non-GAAP and Adjusted Financial Measures
Advanced Energy’s non-GAAP measures exclude the impact of non-cash related charges such as stock-based compensation and amortization of intangible assets, as well as discontinued operations, minority interest, and non-recurring items such as acquisition-related costs and restructuring expenses. The non-GAAP measures are not in accordance with, or an alternative for, similar measures calculated under generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Advanced Energy believes that these non-GAAP measures provide useful information to management and investors to evaluate business performance without the impacts of certain non-cash charges and other charges which are not part of the company’s usual operations. The company uses these non-GAAP measures to assess performance against business objectives, make business decisions, develop budgets, forecast future periods, assess trends and evaluate financial impacts of various scenarios. In addition, management's incentive plans include these non-GAAP measures as criteria for achievements. Additionally, the company believes that these non-GAAP measures, in combination with its financial results calculated in accordance with GAAP, provide investors with additional perspective. While some of the excluded items may be incurred and reflected in the company’s GAAP financial results in the foreseeable future, the company believes that the items excluded from certain non-GAAP measures do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred. The use of non-GAAP measures has limitations in that such measures do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP, and these measures should only be used to evaluate the company’s results of operations in conjunction with the corresponding GAAP measures. Please refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.
Artesyn EP’s adjusted financial measures, including Adjusted EBITDA, Adjusted Operating Income and Adjusted Operating Margins, exclude the impact of non-cash related charges such as amortization of intangible assets, as well as restructuring expenses, one-time optimization and integration expenses, other income and deductions, management fees to private equity owners of Artesyn, and other non-cash charges. Advanced Energy and Artesyn believe that Artesyn EP's adjusted financial measures are relevant and useful information for the companies and investors to evaluate Artesyn EP’s past performance and enterprise value, without the impacts of certain non-cash charges and other charges which are not part of the company’s usual operations. Expected synergies and projected earnings accretion stated above are projections based on combination of Advanced Energy’s non-GAAP financial measures and Artesyn EP’s adjusted financial measures. Neither Advanced Energy nor Artesyn has begun a reconciliation of Artesyn EP’s adjusted financial measures to Advanced Energy’s non-GAAP measures, and therefore cannot quantify the differences, which may be material. In addition, Advanced Energy will account for the acquisition under the purchase method of accounting, which could result in a new valuation for the assets and liabilities of Artesyn EP. Advanced Energy will not be preparing any pro forma information for the acquisition and financing until the reconciliation and valuation estimates have been prepared.
Forward-looking Language
Statements in this press release regarding the proposed transaction between Advanced Energy, Artesyn Embedded Technologies, Inc. (“Artesyn”) and its owners , the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about Advanced Energy’s or Artesyn’s managements' future expectations, beliefs, goals, plans, aspirations or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "will," "projects," "intends," "believes," "plans," "anticipates," "expects," "estimates," "forecasts," "continues" and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: (1) the ability to consummate the transaction; (2) the ability of the owners of Artesyn to successfully complete the business division reorganization whereby Artesyn’s Embedded Computing and Consumer businesses would be divested into two new separate companies; (3) risks that the conditions to the closing of the transaction are not satisfied, including the risk that required approvals for the transaction from governmental authorities are not obtained; (4) litigation relating to the transaction; (5) the ability of Advanced Energy to successfully integrate Artesyn's operations and employees; (6) the risks that the transition services and interim contract manufacturing arrangements among the parties operate as planned; (7) unexpected costs, charges or expenses resulting from the transaction; (8) risks that the proposed transaction disrupts the current plans and operations of Advanced Energy and Artesyn; (9) the ability to realize the projected revenue, addressable market, synergy, earnings, EPS, margin expansion, cost savings and de-levering estimates and goals as described above and in the investor presentation; (10) competition from larger and more established companies in Artesyn’s markets; (11) Advanced Energy’ s ability to successfully grow Artesyn's business; (12) potential adverse reactions (including customer reaction) or changes to business relationships resulting from the announcement or completion of the transaction; (13) the availability and terms of the financing to be incurred in connection with the transaction; (14) the retention of key employees; (15) legislative, regulatory, tariff and economic developments, including changing business conditions in the industrial power supply industry overall and the economy in general as well as financial performance and expectations of Advanced Energy’s and Artesyn’s existing and prospective customers, and the other factors described in Advanced Energy’s Annual Report on Form 10-K for the year ended December 31, 2018 and its most recent quarterly report filed with the SEC. Advanced Energy disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.